                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                          PAIRGAIN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[PAIRGAIN LOGO]
14402 Franklin Avenue, Tustin, CA 92780-7013 (714) 832-9922 FAX (714) 832-9924




TO THE STOCKHOLDERS OF PAIRGAIN TECHNOLOGIES, INC.

         You are cordially invited to attend the Annual Meeting of Stockholders of PairGain Technologies, Inc. ("PairGain" or the "Company") on Wednesday, June 24, 1998, at 10:00 a.m. Pacific Daylight Time. The Annual Meeting will be held at the Company's offices at 14402 Franklin Avenue, Tustin, California 92780.

         At the meeting you will be asked to consider and vote upon the following proposals: (i) the ratification of the appointment of one individual to serve on the Company's Board of Directors until 2000, and the election of two individuals to serve on the Company's Board of Directors until 2001; (ii) the approval of a series of amendments to the 1993 Stock Option/Stock Issuance Plan; and (iii) the approval of the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 1998.

         Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage pre-paid envelope. By returning the proxy card, you can help the Company avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares are not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.







                                           /S/ CHARLES S. STRAUCH

                                           CHARLES S. STRAUCH
                                           Chairman and Chief Executive Officer

Tustin, California
May 8, 1998

                           PAIRGAIN TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 24, 1998


To the Stockholders of PairGain Technologies, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of PairGain Technologies, Inc. ("PairGain" or the "Company"), will be held at the Company's offices at 14402 Franklin Avenue, Tustin, California 92780, on June 24, 1998, at 10:00 a.m. local time for the following purposes:

         1. To ratify the appointment of one director to serve until the 2000 Annual Meeting, and to elect two directors to serve until the 2001 Annual Meeting;

         2. To approve a series of amendments to the 1993 Stock Option/Stock Issuance Plan;

         3. To approve the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 1998; and

         4. To conduct such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

         The close of business on April 27, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at such time will be entitled to vote.

         You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, postage pre-paid envelope. It will assist us in keeping down the expenses of the Annual Meeting if all stockholders, whether you own a few shares or many shares, return your signed proxies promptly.

         A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING MUST BE REPRESENTED AT THE ANNUAL MEETING, IN PERSON OR BY PROXY, IN ORDER TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED AND TO AVOID THE ADDITIONAL COSTS TO THE COMPANY OF ADJOURNING THE ANNUAL MEETING AND RESOLICITING PROXIES.

                                         YOUR VOTE IS IMPORTANT

                                         By Order of the Board of Directors,



                                         /S/ CHARLES W. MCBRAYER

                                         CHARLES W. MCBRAYER
                                         Secretary and Chief Financial Officer

Tustin, California
May 8, 1998

                           PAIRGAIN TECHNOLOGIES, INC.
                              14402 FRANKLIN AVENUE
                            TUSTIN, CALIFORNIA 92780

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1998


                                 PROXY STATEMENT


GENERAL INFORMATION

         This Proxy Statement is furnished to stockholders of PairGain Technologies, Inc., a Delaware corporation ("PairGain" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 24, 1998, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement. The Annual Meeting will be held at the Company's offices at 14402 Franklin Avenue, Tustin, California 92780.

         These proxy solicitation materials are first being mailed on or about May 8, 1998 to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (sent to the attention of Mr. Charles W. McBrayer) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING AND SOLICITATION

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally or telephonically through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

         Only stockholders of record at the close of business on April 27, 1998 are entitled to notice of and to vote at the Annual Meeting. As of April 27, 1998, 69,997,093 shares of Common Stock were issued and outstanding. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on April 27, 1998. The Company's Bylaws do not provide for cumulative voting by stockholders.

         A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Each matter to be submitted to a vote of the stockholders, other than the election of directors, must receive an affirmative vote of the majority of shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Directors shall be elected by a plurality of the votes cast. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business, and, except for the election of directors, should also be counted in tabulating votes cast on proposals presented to stockholders. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

         The shares represented by all valid proxies will be voted in accordance with the specifications therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR: 1) the ratification and election of the nominees listed below; 2) the authorization of a series of amendments to the 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"); and 3) the approval of the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 1998. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment. The Company does not presently know of any other such business.

                                   PROPOSAL 1:

                     RATIFICATION AND ELECTION OF DIRECTORS

         The Company's Bylaws, which provide that the number of directors that shall constitute the Board of Directors shall be not less than five nor more than nine, currently set the number of directors at seven. From September 15, 1995 until January 1, 1998, the number of directors serving on the Board was six due to the vacancy created by the resignation of Brian Kouri from the Board in September 1995. The Board filled the vacancy created by Mr. Kouri's resignation effective January 1, 1998 when it identified Howard G. Bubb as the best candidate for the seat and appointed him as a director. Because the seat filled by Mr. Bubb was not voted on by the stockholders at the 1997 Annual Meeting in the normal cycle of electing directors, the Board seeks ratification from the Company's stockholders of Mr. Bubb's appointment to the Board. Assuming ratification is given, Mr. Bubb's term will extend to the 2000 Annual Meeting. Information regarding Mr. Bubb is set forth below:

               NAME                      AGE                 PRINCIPAL OCCUPATION               DIRECTOR SINCE
-------------------------------------    ---                 --------------------               --------------
Howard G. Bubb(1)                         43        President and Chief Executive Officer,           1998
                                                             Dialogic Corporation

-----------

 1  Member of the Audit Committee

         Mr. Bubb became a director of the Company January 1, 1998. Mr. Bubb has been President and CEO of Dialogic Corporation since June 1993. From July 1991 through June 1993, Mr. Bubb was an Executive Vice President of Dialogic. Mr. Bubb has served as director for Dialogic since 1994. Mr. Bubb joined Dialogic from Lexar's Telenova subsidiary where he was senior vice president and general manager. Mr. Bubb also held senior management positions at United Technologies, Memorex and Telex corporations.

         The Amended and Restated Certificate of Incorporation of the Company provides for the Company's Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' current terms will expire either at the 1998, 1999, or 2000 Annual Meeting of Stockholders. The preceding notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. Benedict A. Itri and B. Allen Lay comprise the class of directors whose term expires as of the Annual Meeting.

         Certain information about Mr. Itri and Mr. Lay is set forth below:


               NAME                      AGE                 PRINCIPAL OCCUPATION               DIRECTOR SINCE
-------------------------------------    ---                 --------------------               --------------
Benedict A. Itri                          45             Executive Vice President and                1991
                                                           Chief Technical Officer,
                                                         PairGain Technologies, Inc.

B. Allen Lay (1,2)                        63                   General Partner,                      1989
                                                         Southern California Ventures

-----------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

         Mr. Itri, a founder of the Company, was named Executive Vice President and Chief Technical Officer in April 1996. Previously, Mr. Itri was Vice President, Engineering of the Company since its inception in February 1988 and has been a director of the Company since November 1991. Prior to founding the Company, Mr. Itri founded and served as a principal of Advanced
Telecommunications, Inc.

         Mr. Lay became a director of the Company in February 1989. Mr. Lay has been a general partner of Southern California Ventures, a private venture capital investment partnership, since May 1983. Mr. Lay serves as a director of privately-held Physical Optics Corporation and Waveband, Inc. and of publicly-held ViaSat, Inc. (Nasdaq), Kofax Imaging Corporation (Nasdaq) and Helisys, Inc. (Nasdaq).

DIRECTORS CONTINUING TO SERVE UNTIL 1999

         The names of and certain information about the directors comprising the class of directors whose term expires in 1999 are set forth below:

               NAME                      AGE                 PRINCIPAL OCCUPATION               DIRECTOR SINCE
-------------------------------------    ---                 --------------------               --------------
Charles S. Strauch                        62               Chief Executive Officer,                  1991
                                                         PairGain Technologies, Inc.

Robert C. Hawk (1)                        58            President (Retired), U S WEST                1992
                                                       Multimedia Communications, Inc.

Robert A. Hoff (2)                        45                   General Partner,                      1989
                                                         Crosspoint Venture Partners

-----------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

         Mr. Strauch became a director of the Company in October 1991, Chairman of the Board of Directors of the Company in November 1991 and Chief Executive Officer of the Company in April 1992. Prior to his employment with the Company, Mr. Strauch held executive management positions and directorships with various publicly traded companies including Chief Executive Officer of MSI Data Corporation, a manufacturer of hand-held data collection devices (AMEX); Chief Executive Officer of Magnuson Computer Systems, a manufacturer of main frame computers (Nasdaq); and President/Chief Operating Officer of Memorex, a manufacturer of computer peripherals (NYSE). Mr. Strauch has also held several directorships including Symbol Technologies, EECO Inc. and BMC Industries.

         Mr. Hawk became a director of the Company in November 1992. Mr. Hawk is President of Hawk Communications and recently retired as President and CEO of U S WEST Multimedia Communications, Inc. From 1988 until 1996, Mr. Hawk served as President of the Carrier Division of U S WEST Communications, Inc. Prior to that time, Mr. Hawk served as Vice President, Marketing and Strategic Planning for CXC Corporation and as Director, Advanced Systems Development for AT&T/American Bell. Mr. Hawk also serves as a director of Premisys Communications (Nasdaq), Xylan Corporation (Nasdaq), Concord Communications (Nasdaq) and Radcom.

         Mr. Hoff became a director of the Company in February 1989. Mr. Hoff has been a general partner of Crosspoint Venture Partners, a private venture capital investment company, since September 1983. Mr. Hoff also serves as a director of privately-held Com21 Incorporated, Efficient Networks, Sonoma Systems and Accredited Home Lenders and publicly-held Onyx Acceptance Corporation (Nasdaq) and US Web Corporation (Nasdaq).

DIRECTORS CONTINUING TO SERVE UNTIL 2000

         The name of and certain information about the director comprising the class of directors whose term expires in 2000 is set forth below:


               NAME                      AGE                 PRINCIPAL OCCUPATION               DIRECTOR SINCE
-------------------------------------    ---                 --------------------               --------------
Howard S. Flagg                          43         President, PairGain Technologies, Inc.            1991

         Mr. Flagg, a founder of the Company, has been President and a director of the Company since November 1991. He served as Chief Executive Officer from November 1991 to April 1992 and as Vice President, Research and Development from February 1988 to November 1991. Prior to founding the Company, Mr. Flagg founded and served as a principal of Advanced Telecommunications, Inc., an aerospace telecommunications consulting firm.

         There is no family relationship between any director or executive officer of the Company.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors has two committees: the Audit Committee and the Compensation Committee. During the fiscal year ended December 31, 1997, PairGain's Board of Directors met four times. No incumbent Director attended fewer than 75% of the aggregate meetings of the Board of Directors and meetings of the committees of the Board on which he served, except Mr. Lay who attended 70% of the aggregate meetings of the Board of Directors and the committees on which he served.

         The Audit Committee, which held one meeting during fiscal 1997, consisted of Robert C. Hawk, Robert A. Hoff and B. Allen Lay. The Audit Committee recommends engagement of the Company's independent auditor and is primarily responsible for approving the services performed by the Company's independent auditor and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. As of April 14, 1998, the Audit Committee consists of Howard G. Bubb, Robert C. Hawk and B. Allen Lay.

         The Compensation Committee of the Board of Directors consists of Robert
A. Hoff and B. Allen Lay. The Compensation Committee held five meetings during fiscal 1997. The Compensation Committee is responsible for administering the Company's 1993 Plan, the 1995 Employee Stock Purchase Plan and the Key Management Incentive Compensation Plan. The Compensation Committee determines recipients of awards, sets the exercise price of options granted and determines the terms, provisions and conditions of all rights granted. This Committee also determines the recipients of and the amount of bonuses to be paid to key management.

         Directors who are not officers of the Company receive no compensation for attending committee or regular or special Board meetings, but are reimbursed for their out-of-pocket expenses for such meetings. Directors are eligible to receive stock options pursuant to the Company's 1996 Non-Employee Directors Stock Option Plan (the "1996 Plan"). Directors who are not members of the Compensation Committee are also eligible to receive stock option grants pursuant to the Company's 1993 Plan. In 1997, there were no grants to directors pursuant to the Company's 1993 Plan.

         In 1997, Messrs. Hawk, Hoff and Lay each received options grants exercisable for 20,000 shares of the Company's Common Stock pursuant to the Company's 1996 Plan. In January 1998, Mr. Bubb received options grants exercisable for 40,000 shares of the Company's Common Stock pursuant to the Company's 1996 Plan. As of April 24, 1998, Mr. Bubb, Mr. Hawk, Mr. Hoff and Mr. Lay had outstanding stock options pursuant to the 1996 Plan of 40,000, 20,000, 60,000, and 60,000, respectively. In 1997, Mr. Hawk exercised options for 13,781 shares, under the 1993 Plan, having a net value of $333,270 on their exercise dates. As of April 24, 1998, Mr. Hawk had 10,169 stock options outstanding, pursuant to the Company's 1993 Plan. Neither Mr. Bubb, Mr. Hoff nor Mr. Lay have been granted stock options pursuant to the Company's 1993 Plan.

         The following table sets forth certain information regarding the options to be granted under the 1996 Plan subsequent to the 1998 Annual Meeting to continuing non-employee Board members. Each option will have an exercise price per share equal to the closing selling price per share of Common Stock on the Nasdaq Stock Market(SM) on the date of the grant.

                                                                              Number of
                           Name                           Option Shares     Exercise Price
 ---------------------------------------------------      -------------     ---------------
 Howard G. Bubb, Director (1)                                  N/A                N/A

 Robert C. Hawk, Director                                    20,000                (2)

 Robert A. Hoff, Director                                    20,000                (2)

 B. Allen Lay, Director                                      20,000                (2)

 All non-employee directors as a group (four persons)        60,000                (2)

 -----------

(1) Mr. Bubb was elected by the Board to serve from January 1, 1998 until the 2000 Annual Meeting. Under the 1996 Plan, Board members must have served for at least six months prior to the Annual Meeting to be eligible for the additional options grants.

(2)  Closing price on grant date

                                   PROPOSAL 2:

         APPROVAL OF AMENDMENTS TO 1993 STOCK OPTION/STOCK ISSUANCE PLAN

GENERAL

         The Company's stockholders are being asked to approve a series of amendments to the 1993 Plan that will effect the following changes: (i) implement an automatic share increase feature pursuant to which the number of shares of Common Stock available for issuance under the 1993 Plan will automatically increase at periodic intervals by the number of shares of Common Stock repurchased by the Company on the open market with the cash proceeds received by the Company on or after the date of the Annual Meeting from the exercise of outstanding options under the 1993 Plan or the direct issuance of shares of Common Stock under the 1993 Plan, provided such share increase shall not exceed 500,000 shares of Common Stock in any one calendar year and (ii) effect a series of additional changes to the provisions of the 1993 Plan in order to take advantage of the most recent amendments to Rule 16b-3 of the Securities and Exchange Commission ("SEC") which exempts certain officer and director transactions under the 1993 Plan from the short-swing liability provisions of the federal securities laws. These latter changes include the following revisions to the 1993 Plan:

          Non-statutory options will now be transferable during the optionee's lifetime to members of the optionee's immediate family or to trusts established for such family members.

          Stockholder approval of plan amendments will now be required only to the extent required by applicable laws and regulations, including the federal tax laws applicable to incentive stock option plans. Previously, the 1993 Plan included a list of specific plan amendments for which stockholder approval was required under Rule 16b-3 prior to the recent amendments to that rule. Because of the number of interpretive issues which arose under this particular Rule 16b-3 requirement, the SEC decided to eliminate this particular requirement from the rule and allow other laws and regulations, such as the federal tax laws and the state corporate laws, to establish the applicable requirements for stockholder approval.

         The 1993 Plan became effective in connection with the Company's initial public offering in September 1993. The amendments to the 1993 Plan were approved by the Board at meetings held on November 5, 1997 and April 14, 1998. All changes to the 1993 Plan are subject to stockholder approval at the 1998 Annual Meeting. The purpose of the proposed automatic share increase feature is to assure that a sufficient reserve of Common Stock is available under the 1993 Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success with minimal dilution to existing shareholders. The cash proceeds received by the Company from the exercise of outstanding options under the 1993 Plan or the direct issuance of shares of Common Stock under the 1993 Plan will be used to repurchase its shares in the open market, and it is only those repurchased shares which will fund the share increases to the 1993 Plan, thereby offsetting the dilution which would otherwise result from options granted against those increases. The remaining amendments will facilitate plan administration by eliminating a number of restrictions previously incorporated into the 1993 Plan to comply with the applicable requirements of SEC Rule 16b-3 prior to its most recent amendment.

         The following is a summary of the principal features of the 1993 Plan. The summary does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Tustin, California.

         EQUITY PROGRAMS

         The 1993 Plan contains two separate equity incentive programs: (i) an Option Grant Program; and (ii) a Stock Issuance Program. The principal features of these programs are described below. The 1993 Plan will be administered by the Compensation Committee of the Board. This committee (the "Plan Administrator") will have complete discretion (subject to the provisions of the 1993 Plan) to authorize option grants and direct stock issuances under the 1993 Plan.

         SHARE RESERVE

         A total of 21,800,000 shares of Common Stock has been reserved for issuance over the ten year term of the 1993 Plan. If the stockholders approve the automatic share increase feature which forms part of this Proposal, then the number of shares of Common Stock available for issuance under the 1993 Plan will automatically increase at periodic intervals by the number of shares of Common Stock repurchased by the Company on the open market with the cash proceeds received by the Company on or after the date of the Annual Meeting from the following sources: (i) the exercise of outstanding options under the 1993 Plan; and (ii) the direct issuance of shares of Common Stock under the 1993 Plan. In no event, however, will such share increase exceed 500,000 shares of Common Stock in any one calendar year.

         In no event may any one participant in the 1993 Plan receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 4,000,000 shares in the aggregate over the term of the 1993 Plan. For this purpose, option grants, stock appreciation rights and stock issuances prior to January 1, 1995 will not be taken into account. Stockholder approval of this Proposal will also constitute re-approval of such share limitation for purposes of Internal Revenue Code Section 162(m).

         To the extent an outstanding option under the 1993 Plan expires or terminates for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants or stock issuances under the 1993 Plan. However, shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the 1993 Plan and all shares issued under the 1993, whether or not those shares are subsequently repurchased by the Company pursuant to its repurchase rights under the 1993 Plan will reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance.

         Should any change be made to the Common Stock issuable under the 1993 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the 1993 Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan may automatically increase in any calendar year, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances over the remaining term of the 1993 Plan, and
(iv) the number and/or class of securities and price per share in effect under each outstanding option. Such adjustments to the outstanding options will be effected in a manner which will preclude the enlargement or dilution of rights and benefits under those options.

         Option activity under the 1993 Plan through April 27, 1998 follows:

         Authorized Shares                                  21,800,000
         Less: Granted                                     (22,077,020)
         Plus: Canceled                                      2,620,087
                                                           -----------
         Available for future grants at April 27, 1998       2,343,067
                                                           ===========

         ELIGIBILITY

         Officers and other key employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board, and consultants and independent contractors of the Company and its parent and subsidiaries will be eligible to participate in the 1993 Plan. However, no member of the Compensation Committee while serving as such will be eligible to receive a stock option grant or direct stock issuance under the 1993 Plan.

         As of April 27, 1998, approximately seven executive officers, 646 other employees and two non-employee Board members were eligible to participate in the 1993 Plan.

         VALUATION

         The fair market value per share of Common Stock on any relevant date under the 1993 Plan will be the closing selling price per share on that date on the Nasdaq Stock Market. On April 27, 1998, the closing selling price per share was $18.94.
                                       6

OPTION GRANT PROGRAM

         Options may be granted under the Option Grant Program at an exercise price per share not less than eighty five percent (85%) of the fair market value per share of Common Stock on the option grant date. The Company has never issued options below fair market value. No granted option will have a term in excess of ten years.

         Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Option Grant
Program:

                  Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

                  Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect for at least 6 months may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the take-over price per share over (ii) the exercise price payable for such share.

         The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

         STOCKHOLDER RIGHTS AND OPTION ASSIGNABILITY. No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

STOCK ISSUANCE PROGRAM

         Shares may be sold under the Stock Issuance Program at a price per share not less than eighty five percent (85%) of fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

GENERAL PROVISIONS

         ACCELERATION

         In the event that the Company is acquired by merger or asset sale, each outstanding option under the Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretionary authority to provide for the automatic acceleration of any options assumed or replaced in connection with such acquisition, and to fully vest any unvested shares which do not vest at the time of such acquisition, in the event the individual's service is subsequently terminated within a designated period following the acquisition.

         In connection with a change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Option Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program either at the time of such change in control or upon the subsequent termination of the individual's service.

         The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

         FINANCIAL ASSISTANCE

         The Plan Administrator may permit one or more participants to pay the exercise of outstanding options or the purchase price of shares under the 1993 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

         SPECIAL TAX ELECTION

         The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

         AMENDMENT AND TERMINATION

         The Board may amend or modify the 1993 Plan in any or all respects whatsoever, subject to any required stockholder approval under applicable law or regulation. The Board may terminate the 1993 Plan at any time, and the 1993 Plan will in all events terminate on June 30, 2003.

         STOCK AWARDS

         The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1993 Plan between January 1, 1997 and April 24, 1998 together with the weighted average exercise price payable per share.

                               OPTION TRANSACTIONS

                                                                              NUMBER OF            WEIGHTED AVERAGE
                            NAME AND TITLE                                  OPTION SHARES         EXERCISE PRICE ($)
----------------------------------------------------------------------- ----------------------- -----------------------
Charles S. Strauch
  Chairman of the Board and Chief Executive Officer                                    --                 N/A

Howard S. Flagg
   President and Director                                                              --                 N/A

Benedict A. Itri
  Executive Vice President, Chief Technical Officer and Director                       --                 N/A

Charles W. McBrayer
  Senior Vice President, Chief Financial Officer and Secretary                     8,000                $15.88

Dennis Young
  Senior Vice President, Operations and Product Line Management                    8,000                $15.88

All executive officers as a group (seven persons)                                141,000                $17.38

Howard G. Bubb
  Director                                                                             --                 N/A

Robert C. Hawk
  Director                                                                             --                 N/A

Robert A. Hoff
  Director                                                                             --                 N/A

B. Allen Lay
  Director                                                                             --                 N/A

All non-employee directors as a group (four persons)                                   --                 N/A

All employees, including current officers who are not executive
  officers, as a group (646 persons)                                           2,020,000                $19.46


FEDERAL INCOME TAX CONSEQUENCES

         OPTION GRANTS

         Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying; and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one
(1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (a) the fair market value of those shares on the exercise date over (b) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

         STOCK APPRECIATION RIGHTS

         An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

         DIRECT STOCK ISSUANCE

         The tax principles applicable to direct stock issuances under the 1993 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

         DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

         Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances with an exercise or issue price equal to the fair market value of the shares will not result in any charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1998 Annual Meeting is required for approval of the amendments to 1993 Plan. Should such stockholder approval not be obtained, then the Company will not use proceeds from option exercises to buy back shares in the market, the automatic share increase feature will not be implemented and the maximum number of shares available over the term of the 1993 Plan will remain fixed at 21,800,000 shares. Option grants and direct stock issuances will continue to be made pursuant to the provisions of the 1993 Plan in effect prior to the amendments summarized in this Proposal, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to the exercise of options granted or direct stock issuances made under the 1993 Plan.

NEW PLAN BENEFITS

         No options, stock appreciation rights or direct stock issuances have been made to date on the basis of the automatic share increase feature which forms part of the Proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE 1993 PLAN.


                                   PROPOSAL 3:

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR


         The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditor for ratification by stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.


  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 3.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information concerning the beneficial ownership of shares of the Company's Common Stock by (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director of the Company; (iii) the Chief Executive Officer and the four most highly compensated other Executive Officers; and (iv) by all directors and executive officers of the Company as a group. Except as otherwise noted, this information is presented as of April 24, 1998, and each beneficial owner listed has sole investment and voting power with respect to the Common Stock indicated.

                                                                                 NUMBER OF SHARES
          NAME OF INDIVIDUAL                                                       OF COMMON STOCK     PERCENT
     OR NUMBER OF PERSONS IN GROUP               POSITION WITH COMPANY           BENEFICIALLY OWNED    OF CLASS
---------------------------------------- -----------------------------------     ------------------  ----------
Amerindo Investment Advisors, Inc. (1)                                                5,431,600          7.8%
One Embarcadero Center, Suite 2300
San Francisco, CA  94111

Denver Investment Advisors LLC (2)                                                    3,625,400          5.2%
1225 17th Street, 26th Floor
Denver, CO  80202

T. Rowe Price Associates, Inc. (3)                                                    3,476,100          5.0%
100 E. Pratt Street
Baltimore, MD  21202

Howard G. Bubb (4)                       Director                                        40,000           *

Robert C. Hawk (5)                       Director                                        27,459           *

Robert A. Hoff (6)                       Director                                        79,980           *

B. Allen Lay (7)                         Director                                       198,676           *

Charles S. Strauch (8)                   Chairman and Chief Executive Officer         1,615,083          2.3%

Howard S. Flagg (9)                      President and Director                       1,060,034          1.5%

Benedict A. Itri (10)                    Executive Vice President, Chief              1,129,436          1.6%
                                           Technical Officer and Director

Charles W. McBrayer (11)                 Senior Vice President, Chief                   237,561           *
                                           Financial Officer and Secretary

Dennis Young (12)                        Senior Vice President, Operations              147,428           *
                                           and Product Line Management

All directors and executive                                                           5,019,588          6.8%
  officers as a group (eleven
  persons) (13)

     -----------

   *Less than 1%

(1) Information obtained from Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 1998, stating shares beneficially held as of December 31, 1997. According to its Schedule 13G/A, Amerindo has shared voting power and shared dispositive power of 5,431,600 shares in the aggregate for all Reporting Persons and as to all of which beneficial ownership is disclaimed.

(2) Information obtained from Schedule 13G filed with the SEC on February 11, 1998 stating shares beneficially held as of December 31, 1997. According to its Schedule 13G, Denver Investment Advisors has sole power to vote or to direct the vote of 2,398,200 shares and sole power to dispose or to direct the disposition of 3,625,400 shares.

(3) Information obtained from Schedule 13G filed with the SEC on February 12, 1998 stating shares beneficially held as of December 31, 1997. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. According to its Schedule 13G/A, Price Associates has sole voting power of 166,000 shares and sole dispositive power of 3,476,100 shares.

(4) Includes 40,000 shares subject to options that are exercisable as of April 24, 1998 or within 60 days of that date.

(5) Includes 27,459 shares subject to options that are exercisable as of April 24, 1998 or within 60 days of that date.

(6) Includes 60,000 shares subject to options that are exercisable as of April 24, 1998 or within 60 days of that date.

(7) Includes 60,000 shares subject to options that are exercisable as of April 24, 1998 or within 60 days of that date.

(8) Includes 1,170,546 shares subject to options that are exercisable as of April 24, 1998 or within 60 days of that date.

(9) Includes 841,266 shares subject to options that are exercisable as of April 24, 1998 or within 60 days of that date.

(10) Includes 784,604 shares subject to options that are exercisable as of April 24, 1998 or within 60 days of that date.

(11) Includes 168,411 shares subject to options that are exercisable as of April 24, 1998 or within 60 days of that date.

(12) Includes 122,661 shares subject to options that are exercisable as of April 24, 1998 or within 60 days of that date.

(13) Includes 3,514,045 shares subject to options that are exercisable as of April 24, 1998 or within 60 days of that date.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Common Stock of the Company are required by SEC Regulation to furnish the Company with copies of all reports filed pursuant to Section 16(a).

         Based solely on its review of copies of such reports received by it, or written representations of certain reporting persons that no Form 5's were required for such persons, the Company believes that, during 1997, all filing requirements applicable to its executive officers, directors and greater than ten percent stockholders were complied with, with the following exceptions:

    Mr. Flagg failed to timely file a Form 4 for the month of May 1997 reporting a change in beneficial ownership of 22,000 shares of the Company's Common Stock. Mr. Flagg filed a Form 4 on June 19, 1997 reporting this change; the Form was due on June 10, 1997.

    Mr. Itri failed to timely file a Form 4 for the month of August 1997 reporting a change in beneficial ownership of 30,000 shares of the Company's Common Stock. Mr. Itri filed a Form 4 on September 18, 1997 reporting this change; the Form was due on September 10, 1997.

    Mr. Strauch amended his 1996 Form 5 on February 10, 1998 to report a change in beneficial ownership of 20,000 shares on December 31, 1994.



               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         The following table sets forth certain information concerning the Executive Officers and Directors of the Company.

             NAME                     AGE                                     POSITION
--------------------------------  -------------  -------------------------------------------------------------------

Charles S. Strauch                    62         Chairman of the Board and Chief Executive Officer
Howard S. Flagg                       43         President and Director
Benedict A. Itri                      45         Executive Vice President, Chief Technical Officer and Director
Charles W. McBrayer                   49         Senior Vice President, Chief Financial Officer and Secretary
Dennis Young                          55         Senior Vice President, Operations and Product Line Management
Bruce Kimble                          48         Vice President, T1 Access
Thomas Reynolds                       46         Senior Vice President, Sales, Service and Field Marketing
Howard G. Bubb (1)                    43         Director
Robert C. Hawk (1)                    58         Director
Robert A. Hoff (2)                    45         Director
B. Allen Lay (1,2)                    63         Director

   --------------

 (1) Member of the Audit Committee

 (2) Member of the Compensation Committee


         Information regarding Messrs. Strauch, Flagg, Itri, Bubb, Hawk, Hoff and Lay is included under the heading "Election of Directors."

         Mr. McBrayer was named Senior Vice President and Chief Financial Officer in February 1998. Mr. McBrayer joined the Company in March 1995 as Vice President, Finance and Administration and Chief Financial Officer. Mr. McBrayer served as Vice President, Finance and Chief Financial Officer for Triconex Corporation, a publicly held corporation (Nasdaq), from 1986 to March 1995 and was named to the Board of Directors of Triconex in January 1994.

         Mr. Young was named Senior Vice President, Operations and Product Line Management in February 1998. Mr. Young joined the Company in September 1993 as Director, European Operations and assumed the position of Vice President, Operations in December 1994. From 1985 to 1993, Mr. Young served as Managing Director of Talley (UK) Ltd. and EECO (UK) Ltd. These companies designed, manufactured and marketed both consumer and industrial products throughout the United Kingdom, Europe and certain world markets.

         Mr. Kimble was named Vice President, T1 Access in February 1998. Mr. Kimble joined the Company in September 1993 as Project Manager and later assumed the position of Director of Engineering. He was named Vice President, Engineering in April 1996. From 1991 to 1993, Mr. Kimble was a Product Line Manager at Cable and Computer Technology, Inc., a military computer systems manufacturer. From 1985 to 1991, Mr. Kimble was President and owner of Semaphore Corporation, a telemetry equipment and DSP consulting firm.

         Mr. Reynolds joined the Company in October 1996 as Senior Vice President, Sales, Customer Service and Field Marketing. Mr. Reynolds was employed by Motorola Information Systems Group from 1990 to 1996 where he served in various senior management positions in sales and marketing. From 1983 to 1990, Mr. Reynolds held field sales management positions at Hewlett-Packard and Harris Corporation, manufacturers of workstation and data communications products.

         The Company's Amended and Restated Certificate of Incorporation provides for the Company's Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' current terms will expire either at the 1998, 1999 or 2000 Annual Meeting of Stockholders. At each Annual Meeting of the Company's stockholders, one class of directors is elected for a three-year term. The terms of Messrs. Itri and Lay expire at the 1998 Annual Meeting, the terms of Messrs. Strauch, Hoff and Hawk expire at the 1999 Annual Meeting and the terms of Messrs. Flagg and Bubb expire at the 2000 Annual Meeting.

         Officers serve at the discretion of the Board of Directors. The Board of Directors has a Compensation Committee which administers the Company's 1993 Plan, the 1995 Employee Stock Purchase Plan and the Key Management Incentive Compensation Plan, and an Audit Committee which reviews the results and scope of the audit and other services provided by the Company's independent auditor. There are no family relationships among any of the executive officers or directors of the Company.

         Directors who are not officers of the Company receive no compensation for attending committee or regular or special Board meetings but are reimbursed for their out-of pocket expenses. Directors are eligible to receive stock options pursuant to the Company's 1996 Plan. Directors who are not members of the Compensation Committee are also eligible to receive stock option grants pursuant to the Company's 1993 Plan. In 1997, there were no grants to directors pursuant to the Company's 1993 Plan.

         In 1997, Messrs. Hawk, Hoff and Lay each received options grants exercisable for 20,000 shares of the Company's Common Stock pursuant to the Company's 1996 Plan. In January 1998, Mr. Bubb received options grants exercisable for 40,000 shares of the Company's Common Stock pursuant to the Company's 1996 Plan. As of April 24, 1998, Mr. Bubb, Mr. Hawk, Mr. Hoff and Mr. Lay had outstanding stock options pursuant to the 1996 Plan of 40,000, 20,000, 60,000, and 60,000, respectively. In 1997, Mr. Hawk exercised options for 13,781 shares, under the 1993 Plan, having a net value of $333,270 on their exercise dates. As of April 24, 1998, Mr. Hawk had 10,169 stock options outstanding, pursuant to the Company's 1993 Plan. Neither Mr. Bubb, Mr. Hoff nor Mr. Lay have been granted stock options pursuant to the Company's 1993 Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND OTHER COMPENSATION

         The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four additional most highly compensated Executive Officers (the "Named Executive Officers") of the Company serving as such as of the end of the last fiscal year whose compensation for such year was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for the 1997, 1996 and 1995 fiscal years.

                                                    TABLE I
                                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG TERM
                                                       ANNUAL COMPENSATION                            COMPENSATION
                                 ------------------------------------------------------------------   ---------------
                                                                                                        SECURITIES
           NAME AND                                                                  OTHER ANNUAL        UNDERLYING
      PRINCIPAL POSITION           YEAR       SALARY($)(1)(2)      BONUS($)(2)      COMPENSATION ($)     OPTIONS(#)
 -----------------------------   ------------  --------------     ------------      ---------------    --------------
Charles S. Strauch                  1997          280,000          33,697(4)         6,173,579(9)                --
Chief Executive Officer             1996          275,192         206,394(4)         4,756,059(9)                --
                                    1995          255,000              --              212,375(10)           80,000

Howard S. Flagg                     1997          144,231          17,357(5)         2,822,397(11)               --
President                           1996          125,000          93,750(5)         4,437,765(11)               --
                                    1995          119,615              --              639,487(12)           40,000

Benedict A. Itri                    1997          139,231          16,756(6)         2,878,334(13)               --
Executive Vice President and        1996          120,000          90,000(6)         5,054,232(13)               --
 Chief Technical Officer            1995          114,615              --              572,250(13)           60,000

Charles W. McBrayer                 1997          145,385          17,496(7)         1,874,910(14)            8,000
Senior Vice President and           1996          133,077          99,080(7)         2,570,992(14)          100,000
 Chief Financial Officer            1995           98,557(3)           --               10,234(15)          500,000

Dennis Young                        1997          125,385          15,089(8)         1,058,689(16)            8,000
Senior Vice President,              1996          112,801          84,601(8)         2,590,349(16)           40,000
 Operations and Product Line        1995          107,110          80,126(8)           209,046(17)          116,000
 Management

  ----------

(1) Includes amounts deferred pursuant to the Company's 401(K) Plan, where applicable.

(2) Includes amounts deferred pursuant to the Company's Management Deferred Compensation Plan. Specific amounts deferred in 1997 and 1996 for each Named Executive Officer follow. For Mr. Strauch: $398,228, and $0; for Mr.
      Flagg: $86,538, and $76,302; for Mr. Itri: $193,098, and $121,900; for Mr.
      McBrayer: $63,577 and $7,985; and for Mr. Young: $0 and $0.

(3) Mr. McBrayer joined the Company in March, 1995. Had Mr. McBrayer been employed by the Company for all of 1995, his salary would have been $125,000.

(4) Bonus amounts shown in the table were earned in the years indicated. Bonus amounts paid to Mr. Strauch were $137,596, $0 and $35,000 in 1997, 1996 and 1995, respectively.

(5) Bonus amounts shown in the table were earned in the years indicated. Bonus amounts paid to Mr. Flagg were $64,577, $2,171 and $56,635 in 1997, 1996 and 1995, respectively.

(6) Bonus amounts shown in the table were earned in the years indicated. Bonus amounts paid to Mr. Itri were $61,985, $2,075 and $54,135 in 1996, 1995 and 1994, respectively.

(7) Bonus amounts shown in the table were earned in the years indicated. Bonus amounts paid to Mr. McBrayer in 1997 were $66,538. No bonus amounts were paid to Mr. McBrayer in 1996 or 1995.

(8) Bonus amounts shown in the table were earned in the years indicated. Bonus amounts paid to Mr. Young were $66,639, $53,417 and $5,990 in 1997, 1996 and 1995, respectively.

(9) "Other Annual Compensation" for Mr. Strauch in the fiscal years ended December 31, 1997 and 1996 includes $6,173,079 and $4,755,559 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, in 1997 and 1996, respectively, and a $500 Company contribution to his 401(K) account in both 1997 and 1996.

(10) "Other Annual Compensation" for Mr. Strauch in the fiscal year ended December 31, 1995 includes $212,375, which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise.

(11) "Other Annual Compensation" for Mr. Flagg in the fiscal years ended December 31, 1997 and 1996 includes $2,821,897 and $4,437,265 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, in 1997 and 1996, respectively, and a $500 Company contribution to his 401(K) account in both 1997 and 1996.

(12) "Other Annual Compensation" for Mr. Flagg in the fiscal year ended December 31, 1995 includes $639,487 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise.

(13) "Other Annual Compensation" for Mr. Itri in the fiscal years ended December 31, 1997, 1996 and 1995 includes $2,878,334, $5,054,232, and
      $572,250 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, in 1997, 1996 and 1995, respectively.

(14) "Other Annual Compensation" for Mr. McBrayer in the fiscal years ended December 31, 1997 and 1996 includes $1,873,807 and $2,563,191 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, in 1997 and 1996, respectively; a $500 Company contribution to his 401(K) account in both 1997 and 1996; and, $603 and $7,301 which is the value received from the purchase of 187 and 548 shares of Company stock under the 1995 Employee Stock Purchase Plan, shown as the difference between the purchase price and the closing price of the Company's Stock on the dates of purchase, in 1997 and 1996, respectively.

(15) "Other Annual Compensation" for Mr. McBrayer in the fiscal year ended December 31, 1995 includes $10,234 which is the value received from the purchase of 1,328 shares of Company stock under the 1995 Employee Stock Purchase Plan, shown as the difference between the purchase price and the closing price of the Company's Stock on the date of purchase.

(16) "Other Annual Compensation" for Mr. Young in the fiscal years ended December 31, 1997 and 1996 includes $1,058,089 and $2,585,475, which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise, in 1997 and 1996, respectively, and $600 and $4,874 which is the value received from the purchase of 186 and 366 shares of Company stock under the 1995 Employee Stock Purchase Plan, shown as the difference between the purchase price and the closing price of the Company's Stock on the dates of purchase, in 1997 and 1996, respectively.

(17) "Other Annual Compensation" for Mr. Young in the fiscal year ended December 31, 1995 includes $204,977 which is the value received from the exercise of stock options, shown as the difference between the exercise price and the closing price of the Company's Stock on the dates of exercise and $4,069 which is the value received from the purchase of 528 shares of Company stock under the 1995 Employee Stock Purchase Plan, shown as the difference between the purchase price and the closing price of the Company's Stock on the date of purchase.

MANAGEMENT DEFERRED COMPENSATION PLAN

         The Management Deferred Compensation Plan was established January 1, 1996 to provide a tax deferred capital accumulation opportunity to senior management and other key employees through deferrals of salary, commission and incentive compensation awards. Any employee whose annual base salary is $100,000 or greater is eligible to participate. Up to 100% of annual base salary, commission and/or annual incentive income may be deferred. The minimum election amount is $5,000 which can be satisfied from salary, commission, and/or incentive compensation. Deferral elections can be changed annually before the beginning of the next plan year. Deferrals may be invested in one or more of certain selected investment funds. Investment elections may be changed quarterly. The Company may make discretionary contributions at any time, but all contributions must be approved by the Compensation Committee of the Board of Directors. All deferrals are 100% vested at the time of the contribution, however, any Company contributions would be subject to a vesting schedule. The Company made no contributions or provisions for contributions to this Plan in 1997 or 1996.

          Amounts owed as of December 31, 1997 under the Management Deferred Compensation Plan for the Named Executive Officers is as follows:

                 NAME AND PRINCIPAL POSITION
--------------------------------------------------------------------------
Charles S. Strauch, Chief Executive Officer                                           $   410,815

Howard S. Flagg, President                                                            $   186,776

Benedict A. Itri, Executive Vice President and Chief Technical Officer                $   371,446

Charles W. McBrayer, Senior Vice President and Chief Financial Officer                $    75,855

Dennis Young, Senior Vice President, Operations and Product Line Management           $         0

All executive officers as a group (seven persons)                                     $ 1,044,892

       OPTION GRANTS

       The following table contains information concerning the grant of stock options made under the Company's 1993 Plan for the fiscal year ended December 31, 1997 to the Named Executive Officers.

                                    TABLE II
                        OPTION GRANTS IN LAST FISCAL YEAR


                                                 INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                           ---------------------------------------------------------------     VALUE AT ASSUMED
                              NO. OF                                                            ANNUAL RATES OF
                            SECURITIES       PERCENT OF                                           STOCK PRICE
                            UNDERLYING      TOTAL OPTIONS                                      APPRECIATION FOR
                              OPTIONS        GRANTED TO       EXERCISE OR                      OPTION TERM(S) (3)
                              GRANTED       EMPLOYEES IN      BASIC PRICE     EXPIRATION   --------------------------
           NAME               (#) (1)           1997         ($/SHARE) (2)       DATE         5% ($)       10% ($)
  ------------------------ -------------- ------------------ --------------- ------------- ------------- ------------
  Charles S. Strauch            --               --               --             --            --            --
  Howard S. Flagg               --               --               --             --            --            --
  Benedict A. Itri              --               --               --             --            --            --
  Charles W. McBrayer          8,000             0.5             15.875        07/07/07        79,870       202,405
  Dennis Young                 8,000             0.5             15.875        07/07/07        79,870       202,405

  -----------

(1) All of the options were granted under the Company's 1993 Plan. The option shares will vest in 48 equal monthly installments upon the completion of each month of service beginning one month after the date of grant. Each option will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service with the Company.

(2) The exercise price per share of the options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

         The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1997 with respect to the Named Executive Officers. No stock appreciation rights were exercised by any such officer during such year and no stock appreciation rights were outstanding on December 31, 1997.


                                    TABLE III

 AGGREGATE OPTION EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                              NUMBER OF                VALUE OF UNEXERCISED
                             NUMBER                     UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                           OF SHARES       VALUE          DECEMBER 31, 1997            DECEMBER 31, 1997 ($)
                            ACQUIRED     REALIZED    ------------------------------ ------------------------------
           NAME           ON EXERCISE     ($) (1)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
  ----------------------- ------------- ------------ ------------- ---------------- ------------- ----------------
  Charles S. Strauch         258,500     6,173,079     1,225,545         65,003      22,754,117        914,105
  Howard S. Flagg            126,000     2,835,722       901,267         35,833      17,011,949        514,553
  Benedict A. Itri           130,000     3,004,584       902,104         45,000      16,946,221        622,265
  Charles W. McBrayer         88,010     1,873,807       146,410        194,670       2,031,501      2,655,322
  Dennis Young                50,000     1,058,089       114,011        118,589       1,659,689      1,583,463

  --------------

(1) Based on the market price at the time of exercise less the exercise price.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee (the "Committee") are Messrs. Hoff and Lay. Neither of these individuals was an officer or employee of the Company at any time during the year ended December 31, 1997. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers servings as members of the Company's Board of Directors or Compensation Committee.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors is composed of two independent outside directors, Messrs. Hoff and Lay. The Committee reviews the salary levels of all officers and administers the Company's various plans, including the Company's Key Management Incentive Compensation Plan and the Company's 1993 Plan.

         GENERAL COMPENSATION POLICY. The Committee's fundamental compensation policy is to make a substantial portion of an executive's compensation contingent upon the financial performance of the Company. Accordingly, in addition to each executive's base salary, the Company offers bonuses and stock option awards which are tied to the Company's and executive's performance goals. Prior to January 1, 1994, executive compensation consisted of salary, benefits and stock options. Effective January 1, 1994, the Board of Directors approved a new compensation package for key management which added an incentive compensation component. The Committee believes that providing incentives to the executive officers through both a cash bonus and an equity interest in the Company benefits stockholders by aligning the long-term interests of stockholders and employees.

         There are four components of key management's compensation package:

         1.   Salary;

         2. Benefits, which include only medical, dental, and life insurance, participation in a 401(K) plan, and participation in the Management Deferred Compensation Plan;

         3. Eligibility for equity purchase on more favorable terms than those available to the outside common stockholder (through the 1993 Plan and through the Company's 1995 Employee Stock Purchase Plan); and

         4.   Eligibility for annual incentive compensation.

         The overriding principle of the Key Management Incentive Compensation Plan is to motivate and reward key management to achieve above average results. There were 16 participants in the fiscal 1997 Key Management Incentive Compensation Plan. There are approximately 21 participants in the fiscal 1998 Key Management Incentive Compensation Plan. Participation is approved on a year-by-year basis. A bonus plan is offered only to management because they can influence corporate results more than the other employee group. The bonus element of the participant's total compensation package is therefore, more results-oriented than any other element.

         FACTORS. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. Additional factors were also taken into account, and the Committee may, in its discretion, apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years. However, all compensation decisions will be designed to further the general compensation policy indicated above.

         BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors and the Company's financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual executive officer. Factors relating to the Company's financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

         ANNUAL INCENTIVE COMPENSATION. The Company's Key Management Incentive Compensation Plan is intended to provide the opportunity for participants to make long-term investments or special one-time purchases. The plan is administered by the Committee. The Committee will, in general, rely on the CEO to establish participant eligibility for the Key Management Incentive Compensation Plan, set objectives, and establish awards, except that the Committee will specifically approve the objectives for the CEO, approve the total amount proposed for the final payments, interpret, change or establish new rules as required and may alter any proposed objectives or awards. The full Board of Directors must approve awards to the CEO. The Board of Directors, through the Committee, may amend the Key Management Incentive Compensation Plan or discontinue the Key Management Incentive Compensation Plan at any time.

         Participants receive an annual cash award, most of which is based on goals to achieve above average corporate results and some of which is based on goals to achieve above average performance of the individual and their function or business unit. Predetermined formulas are used whenever possible to assure the participants' ability to manage toward their objectives. Final judgment as to award amounts for all officers except the CEO is determined solely by the CEO and the Committee regardless of predetermined formulas, in order to assure fairness of awards relative to special circumstances. Extraordinary performance can be rewarded above the maximum bonuses allowed, special circumstances may warrant increasing a bonus above that determined by the plan formula or a bonus can be reduced based on special circumstances.

         Assessment of any adjustment to bonuses earned is determined by the Committee. No bonuses are paid to participants if the Company does not achieve a predetermined threshold level of planned earnings as approved by the Board. The corporate goals and the threshold level differ from year to year, but are always aligned with the objective of improving shareholder value.

         STOCK OPTIONS. All stock options are granted under the 1993 Plan and are intended to align the interests of each officer-optionee with those of the stockholders and provide them with a significant incentive to manage the Company from the perspective of an owner with an equity interest in the success of the business. The size of the option grant made to each executive officer under the 1993 Plan is based upon that individual's current position with the Company, internal comparability with option grants made to other Company executives and the individual's potential for future responsibility and promotion over the option term. The Compensation Committee has established certain general guidelines in making option grants to the Company's executive officers in an attempt to target a fixed number of unvested option shares for each officer based upon his or her position with the Company and his or her existing holdings of unvested option shares.

         Options granted under the Discretionary Option Grant Program may be immediately exercisable for all the option shares, on either a vested or unvested basis, or may become exercisable for fully-vested shares in installments over the participant's period of service. Any unvested shares are subject to repurchase or cancellation by the Company upon the participant's cessation of service or the Company's non-attainment of the applicable performance goals. However, the Committee has full discretionary authority under the 1993 Plan to accelerate the vesting and the exercisability of any outstanding option, or to accelerate the vesting of any issued shares, in whole or in part at any time.

         CEO COMPENSATION. The annual base salary for the Company's Chief Executive Officer, Mr. Charles S. Strauch, was established by the Committee on March 4, 1996 at $280,000. The Committee's decision was based primarily on Mr. Strauch's personal performance and the rate of base salary paid to the chief executive officers of the Company's competitors and at a level equivalent to the amounts paid by comparably sized companies. Under the Key Management Incentive Compensation Plan, Mr. Strauch earned a bonus of $33,697 during fiscal 1997, which was paid in February 1998. No stock options were granted to Mr. Strauch in 1997.


COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will be in effect for each fiscal year of the Company beginning after December 31, 1993 and will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation.

         The Committee does not expect that the compensation to be paid to the Company's executive officers for the 1998 fiscal year will exceed the $1 million limit per officer. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

         We conclude our report with the acknowledgment that no member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE

Robert A. Hoff

B. Allen Lay

                     PERFORMANCE MEASUREMENT COMPARISON (1)

         The following graph shows a comparison of cumulative total returns for the Company, the Standard and Poor's 500 ("S&P 500") and the Center for Research in Securities Prices Index for the Nasdaq Stock Market Telecommunication Stocks (the "CRSP Nasdaq Telecommunication Index") for the period that commenced September 15, 1993 (the date on which the Company's Common Stock was first traded on the Nasdaq Stock Market) and ended on December 31, 1997. The cumulative total return assumes that a stockholder invested $100 at the beginning of the period in PairGain Common Stock, the S&P 500 and the CRSP Nasdaq Telecommunications Index. It also assumes that all dividends have been reinvested and is adjusted for any stock splits. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
   (PAIRGAIN TECHNOLOGIES, INC., S&P 500, CRSP NASDAQ TELECOMMUNICATION INDEX)

                                 [GRAPH OMITTED]

   The data points depicted on the graph are as follows:

------------------------------------------------------------------------------------------------------
          INDEX DESCRIPTION             9/15/93   12/30/93  12/31/94   12/29/95   12/31/96   12/31/97
------------------------------------------------------------------------------------------------------
PairGain Technologies, Inc.             100.00      98.21     101.79     391.07    869.64     553.57
S&P 500                                 100.00     101.53      99.50     133.43    160.47     210.23
CRSP Nasdaq Telecommunication Index     100.00     104.20      86.97     113.88    116.41     172.00
------------------------------------------------------------------------------------------------------

   Percentage annual returns for the Company's stock and the Indexes listed above are shown below:

----------------------------------------------------------------------------------------------------------
                                                               ANNUAL RETURN PERIOD
                                         -----------------------------------------------------------------
                                          9/15/93 TO  12/30/93 TO  12/31/94 TO  12/29/95 TO  12/31/96 TO
           INDEX DESCRIPTION              12/30/93(a)    12/31/94     12/29/95     12/31/96     12/31/97
----------------------------------------------------------------------------------------------------------
PairGain Technologies, Inc.                  -1.79%        3.64%      284.21%      122.37%      -36.34%
S&P 500                                       1.53%       -2.00%       34.11%       20.26%       31.01%
CRSP Nasdaq Telecommunication Index           4.20%      -16.54%       30.94%        2.22%       47.76%
----------------------------------------------------------------------------------------------------------

     (a)  Indicates the return for the 105 day period only

(1) This section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

         None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. The Compensation Committee has the discretionary authority as administrator of the Company's 1993 Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options upon the happening of certain events, including, without limitation, a change in control of the Company whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or by a proxy contest for the election of Board of Directors members or the subsequent termination of the optionee's service within a designated time period following the change in control.


CERTAIN TRANSACTIONS

INDEMNIFICATION AGREEMENTS

         The Company has entered into an Indemnity Agreement with each of its directors and officers (the "Indemnity Agreements") which provides that, with certain exceptions, the Company will hold harmless and indemnify its directors and officers to the fullest extent permitted under Delaware law. Under the Indemnity Agreements, the Company is obligated to indemnify each of its directors and officers against all expenses (including attorneys' fees), fines, judgments and settlement amounts that such director or officer may incur in connection with any action or proceeding (including actions brought by or on behalf of the Company such as stockholder derivative actions) to which the director or officer is or may be made a party to by reason of such director's or officer's position as a director, officer, employee or agent of the Company or any other company or enterprise to which the person provides services at the request of the Company. This additional indemnity goes beyond the rights expressly provided under Delaware law primarily in the availability of indemnification in connection with actions brought by or on behalf of the Company, such as stockholder derivative actions, and in the provisions for advancement of litigation expenses prior to settlement or judgment.

APPOINTMENT OF INDEPENDENT AUDITOR

         The firm of Deloitte & Touche LLP, the Company's independent auditor for the fiscal year ended December 31, 1997, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 1998. Neither the firm of Deloitte & Touche LLP nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the Company's Auditor.

         Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than January 8, 1999 to be included in the proxy statement and form of proxy relating to the 1999 Annual Meeting.

OTHER MATTERS

         The Company knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

         The Company's Annual Report which includes Form 10-K/A as filed with the SEC for the fiscal year ended December 31, 1997 is being sent with this Proxy Statement to all stockholders of record as of April 27, 1998.


                                        By Order of the Board of Directors,




                                        /S/ CHARLES W. MCBRAYER

                                        CHARLES W. MCBRAYER
                                        Secretary and Chief Financial Officer
Tustin, California
May 8, 1998

                           PAIRGAIN TECHNOLOGIES, INC.
                      1993 STOCK OPTION/STOCK ISSUANCE PLAN
                   (AMENDED AND RESTATED AS OF APRIL 14, 1998)

                                   ARTICLE ONE
                                     GENERAL

         I.        PURPOSE OF THE PLAN

                  A. This 1993 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of PairGain Technologies, Inc., a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation's Board of Directors and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

                  B. This Plan shall serve as the successor to the Corporation's existing 1990 Stock Option Plan (the "Predecessor Plan"), and no further option grants or share issuances shall be made under the Predecessor Plan from and after the Effective Date of this Plan. All outstanding stock options and unvested share issuances under the Predecessor Plan on the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding stock options and unvested share issuances under this Plan. However, each outstanding option grant and unvested share issuance so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant or issuance, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's Common Stock thereunder. All unvested shares of Common Stock outstanding under the Predecessor Plan on the Effective Date shall continue to be governed solely by the express terms and conditions of the instruments evidencing such issuances, and no provision of this Plan shall be deemed to affect or modify the rights or obligations of the holders of such unvested shares.

         II.       DEFINITIONS

                  A. For purposes of the Plan, the following definitions shall be in effect:

                  BOARD:  the Corporation's Board of Directors.

                  CODE:  the Internal Revenue Code of 1986, as amended.

                  COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

                  COMMON STOCK:  shares of the Corporation's common stock.

                  CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

                  a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

                  b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                  CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

                  a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                  b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                  c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                  EFFECTIVE DATE: the first date on which the shares of Common Stock were registered under Section 12(g) of the 1934 Act.

                  EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                  FAIR MARKET VALUE: the fair market value per share of Common Stock determined in accordance with the following provisions:

                  a. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                  b. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  HOSTILE TAKE-OVER: a change in ownership of the Corporation pursuant to which any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

                  INCENTIVE OPTION: an option which satisfies the requirements of Code section 422.

                  1934 ACT: the Securities Exchange Act of 1934, as amended from time to time.

                  NON-STATUTORY OPTION: an option not intended to satisfy the requirements of Code section 422.

                  OPTIONEE: any person to whom an option is granted under the Option Grant Program in effect under the Plan.

                  PARTICIPANT: any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan.

                  PLAN ADMINISTRATOR: the Committee in its capacity as the administrator of the Plan.

                  PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically- determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

                  SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

                  TAKE-OVER PRICE: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

                  B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                  Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         III.      STRUCTURE OF THE PLAN

                  A. Stock Programs. The Plan shall be divided into two separate components: the Option Grant Program specified in Article Two and the Stock Issuance Program specified in Article Three. Under the Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than eighty-five percent (85%) of the Fair Market Value of the shares at the time of issuance or as a bonus tied to the performance of services or the Corporation's attainment of financial objectives, without any cash payment required of the recipient.

                  B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four shall apply to the Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

         IV.       ADMINISTRATION OF THE PLAN

                  A. The Plan shall be administered by the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                  B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or share issuance thereunder.

         V.        OPTION GRANTS AND STOCK ISSUANCES

                  A. The persons eligible to participate in the Plan shall be limited to the following:

                           (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

                           (ii)  non-employee Board members; and

                           (iii) those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

                  B. Non-employee Board members who serve as Plan Administrator shall not, during their period of service as such, be eligible to participate in the Option Grant and Stock Issuance Programs or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations).

                  C. The Plan Administrator shall have full authority to determine, (i) with respect to the option grants made under the Option Grant Program, which eligible individuals are to receive option grants, the time or times when the options are to be granted, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares and the consideration to be paid by the individual for such shares.

         VI.       STOCK SUBJECT TO THE PLAN

                  A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 21,800,000 shares1/, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized share reserve is comprised of (i) the number of shares which remained available in the aggregate for issuance, as of the Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant or direct share issuance under the Predecessor Plan, (ii) the increase of 1,599,834 shares authorized by the Board under this Plan and approved by the stockholders prior to the Effective Date, (iii) the additional increase of 1,000,000 shares authorized by the Board on January 27, 1995, and approved by the stockholders at the 1995 Annual Stockholders Meeting, and (iv) the additional increase of 3,000,000 shares authorized by the Board on January 21, 1997, and approved by the stockholders at the 1997 Annual Stockholders Meeting. To the extent one or more outstanding options under the Predecessor Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

                  B. The maximum number of shares of Common Stock authorized for issuance over the term of the Plan shall automatically increase at periodic intervals each year by the number of shares of Common Stock repurchased by the Corporation on the open market with the cash proceeds received by the Corporation on or after the date of the 1998 Annual Stockholders Meeting from the following sources: (i) the exercise of outstanding options under the Plan or
(ii) the direct issuance of shares of Common Stock under the Plan. In no event, however shall such automatic share increase exceed 500,000 shares of Common Stock in any one calendar year.

--------
     1/  Adjusted to reflect one or more splits of the Common Stock.

                  C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 4,000,000 shares2/ of Common Stock over the term of the Plan. For purposes of this limitation, option grants, stock appreciation rights and direct stock issuances made prior to January 1, 1995 shall not be taken into account.

                  D. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option canceled in accordance with the cancellation-regrant provisions of
Section IV of Article Two), then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any option or portion thereof surrendered or canceled in accordance with Section V of Article Two and all share issuances under the Plan (including unvested share issuances under the Predecessor Plan which have been incorporated into this Plan), whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the option price of an outstanding option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

                  E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan may automatically increase in any calendar year, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances over the remaining term of the Plan, (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

----------
2/ Adjusted to reflect one or more splits of the Common Stock.

                                   ARTICLE TWO

                              OPTION GRANT PROGRAM


         I.        TERMS AND CONDITIONS OF OPTIONS

                  Options granted pursuant to the Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

                  A.  Option Price.

                      (1) The option price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

                           (i) The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

                           (ii) The option price per share of the Common Stock subject to a Non-Statutory Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

                      (2) The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

                           full payment in cash or check drawn to the Corporation's order;

                           full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                           full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

                           full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                  B. Term and Exercise of Options. Each option granted under this Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

                  C. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

                  D.  Termination of Service.

                      (1) The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

                           Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph C.(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

                           Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the earlier of (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or
         (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate.

                           Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

                           During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested.

                           Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

                      (2) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                      (3) The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

                  E. Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

                  F. Repurchase Rights. The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

                  (a) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

                  (b) All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                  (c) The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

         II.       INCENTIVE OPTIONS

                  The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

                  A. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

                  B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

                  Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

         III.      CORPORATE TRANSACTIONS/CHANGES IN CONTROL

                  A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                  B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                  C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

                  D. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options granted under the Plan which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

                  E. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  F. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

                  G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

                  H. Any Incentive Options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as incentive stock options under the Federal tax laws only to the extent the applicable dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

         IV.        CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plan incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share not less than (i) eighty five percent (85%) of the Fair Market Value of the Common Stock on the new grant date or (ii) one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option.

         V.        STOCK APPRECIATION RIGHTS

                  A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this
Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

                  B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                  C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

                  D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over effected at any time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, the officer shall have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right in effect for at least
6 months to the Corporation, to the extent such options are at the time exercisable for fully-vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate option price payable for such shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.D. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

                  E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent issuance under the Plan.

                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM


         I.        TERMS AND CONDITIONS OF STOCK ISSUANCES

                  Shares may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Three.

                  A.  Consideration.

                      (1) Shares of Common Stock drawn from the Corporation's authorized but unissued shares of
Common Stock ("Newly Issued Shares") shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                           (i) cash or cash equivalents (such as a personal check or bank draft) paid to the Corporation;

                           (ii) a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon the terms and conditions established by the Plan Administrator; or

                           (iii) past services rendered to the Corporation or any parent or subsidiary corporation.

                      (2) Newly Issued Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one-hundred percent (100%) of the Fair Market Value of such shares at the time of issuance, but in no event less than eighty-five percent (85%) of such Fair Market Value.

                      (3) Shares of Common Stock reacquired by the Corporation and held as treasury shares ("Treasury Shares") may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1. above) as the Plan Administrator may deem appropriate, whether such consideration is in an amount less than, equal to, or greater than the Fair Market Value of the Treasury Shares at the time of issuance. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Corporation's attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.

                  B.  Vesting Provisions.

                      (1) Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                           (i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

                           (ii) the number of installments in which the shares are to vest,

                           (iii) the interval or intervals (if any) which are to lapse between installments, and

                           (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

                      (2) The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                      (3) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

                      (4) The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

         II.       CORPORATE TRANSACTIONS/CHANGE IN CONTROL

                  A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under the Stock Issuance Program shall immediately vest in full, except to the extent the Plan Administrator imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.

                  B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued under the Stock Issuance Program or at any time while those shares remain outstanding, to provide for the immediate and automatic vesting of those unvested shares at the time of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service within a specified period following the Change in Control.

         III.      TRANSFER RESTRICTIONS/SHARE ESCROW

                  A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED_______________, 199__, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OFTHE CORPORATION."

                  B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be canceled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.

                                  ARTICLE FOUR

                                  MISCELLANEOUS


         I.        LOANS OR INSTALLMENT PAYMENTS

                  A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

                  B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

         II.       AMENDMENT OF THE PLAN AND AWARDS

                  A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

                  B. (i) Options to purchase shares of Common Stock may be granted under the Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

         III.      TAX WITHHOLDING

                  The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

                  The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Four and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of Non-Statutory Options or unvested shares under the Plan with the right to use shares of the Corporation's Common Stock in satisfaction of all or part of the Federal, State and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

                  A. Stock Withholding. The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  B. Stock Delivery. The Plan Administrator may, in its discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

         IV.       EFFECTIVE DATE AND TERM OF PLAN

                  A. The Plan became effective on the Effective Date for the Plan.

                  B. On January 27, 1995, the Board amended the Plan to increase the number of shares available for issuance pursuant to the Plan by 1,000,000 shares, and the stockholders approved such increase at the 1995 Annual Stockholders Meeting.

                  C. On April 28, 1995, the Board amended the Plan to impose a limitation on the maximum number of shares of Common Stock for which any one participant in the Plan may be granted stock options and separately exercisable stock appreciation rights after December 31, 1994. The amendment was approved by the stockholders at the 1995 Annual Stockholders Meeting.

                  D. On January 21, 1997, the Board amended the Plan to increase the number of shares available for issuance pursuant to the Plan by an additional 3,000,000 shares, and the stockholders approved such increase at the 1997 Annual Stockholders Meeting.

                  E. On April 14, 1998 the Board again amended the Plan to effect the following changes (the "1998 Amendment"): (i) implement an automatic share increase feature pursuant to which the maximum number of shares of Common Stock authorized for issuance under the Plan will automatically increase at periodic intervals by the number of shares of Common Stock repurchased by the Corporation on the open market with the cash proceeds received by the Corporation on or after the date of the 1998 Annual Stockholders Meeting from the following sources: the exercise of outstanding options under the Plan or the direct issuance of shares of Common Stock under the Plan, provided such automatic share increase shall not exceed 500,000 shares of Common Stock in any one calendar year and (ii) effect a series of technical changes to the provisions of the Plan (including the stockholder approval requirements and the transferability of Non-Statutory Options) in order to take advantage of the most recent amendments to Rule 16b-3 of the 1934 Act. The 1998 Amendment became effective immediately upon adoption by the Board and is subject to approval by the Corporation's stockholders at the 1998 Annual Meeting. No options shall be granted, and no shares shall be issued, on the basis of the automatic share increase feature of Paragraph VI.B of Article One, unless and until the 1998 Amendment is approved by the stockholders. Should such stockholder approval not be obtained at the 1998 Annual Meeting, then such automatic increase feature shall not be implemented. However, the provisions of the Plan as in effect immediately prior to the 1998 Amendment shall automatically be reinstated, and option grants may thereafter continue to be made pursuant to the reinstated provisions of the Plan. All option grants made prior to the 1998 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the 1998 Amendment shall be deemed to modify or in any way affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

                  F. Each stock option grant outstanding under the Predecessor Plan immediately prior to the Effective Date shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. Each unvested share of Common Stock outstanding under the Predecessor Plan on the Effective Date shall continue to be governed solely by the terms and conditions of the instrument evidencing such share issuance, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such unvested shares.

                  G. The option/vesting acceleration provisions of Section III of Article Two and Section II of Article Three relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options or unvested share issuances which are outstanding under the Predecessor Plan on the Effective Date but which do not otherwise provide for such acceleration.

                  H. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all Non-Statutory Options outstanding under the Predecessor Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the Predecessor Plan.

                  I. The Plan shall terminate upon the earlier of (i) June 30, 2003 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise, surrender or cash-out of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. Upon such plan termination, all outstanding option grants and unvested share issuances shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

         V.        REGULATORY APPROVALS

                  A. The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Common Stock issued pursuant to it.

                  B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

         VI.       USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

         VII.      NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

         VIII.     MISCELLANEOUS PROVISIONS

                  A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

                  B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

                  C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

PROXY                     PAIRGAIN TECHNOLOGIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 24, 1998
                             14402 FRANKLIN AVENUE
                            TUSTIN, CALIFORNIA 92780

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Charles S. Strauch, Howard S. Flagg, Benedict
A. Itri, Howard G. Bubb, Robert C. Hawk, Robert A. Hoff, B. Allen Lay, or any of them, each with full power of substitution, to represent the undersigned and to vote all shares of stock of PairGain Technologies, Inc. which the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders of PairGain Technologies, Inc. to be held at 14402 Franklin Avenue, Tustin, California 92780 on June 24, 1998 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, as follows on the reverse side.

   The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 1998 Annual Meeting.

   Whether or not the undersigned plans to attend the 1998 Annual Meeting, the undersigned is urged to execute and return this Proxy, which may be revoked at any time prior to the voting hereof.

   All other proxies heretofore given by the undersigned to vote shares of stock of PairGain Technologies, Inc. which the undersigned would be entitled to vote if personally present at said Annual Meeting or any other adjournment thereof are hereby expressly revoked.

   The shares represented by this Proxy will be voted as directed, but when no direction is given, they will be voted FOR the nominees named below and FOR approval of the proposals named below. The nomination of three members of the Board of Directors, the proposal of the amendments to the 1993 Stock Option/Stock Issuance Plan and the proposal to approve the appointment of Deloitte & Touche LLP as independent auditor of the Company for 1998 have been made by PairGain Technologies, Inc. Your vote on each matter is neither conditioned on nor related to your vote on any other matter.

1. To ratify the appointment of the following director to serve for the term of two years:

                FOR  WITHHOLD AUTHORITY TO VOTE
Howard G. Bubb  [ ]             [ ]

and to elect the following directors to serve for the term of three years:

                FOR  WITHHOLD AUTHORITY TO VOTE
Benedict A.     [ ]             [ ]
Itri
                FOR  WITHHOLD AUTHORITY TO VOTE
B. Allen Lay    [ ]             [ ]

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

2. To approve the amendments to the 1993 Stock Option/Stock Issuance Plan:

        FOR            AGAINST            ABSTAIN
        [ ]              [ ]                [ ]

3. To approve the appointment of Deloitte & Touche LLP as independent auditor of the Company for 1998:

        FOR            AGAINST            ABSTAIN
        [ ]              [ ]                [ ]

   In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors recommends a vote FOR the nominees listed above and FOR Proposal 2 and Proposal 3. This Proxy, when properly executed, will be voted as specified above. THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2 AND PROPOSAL 3 IF NO SPECIFICATION IS MADE.

                                                    Date:

                                                    ----------------------------

                                                    ----------------------------
                                                             Signature

                                                    ----------------------------
                                                             Signature

                                                    Please sign your name
                                                    exactly as it appears on
                                                    your stock certificate, date
                                                    and return this Proxy as
                                                    promptly as possible in the
                                                    reply envelope provided.
                                                    When signing as attorney,
                                                    executor, trustee, or
                                                    guardian, please give full
                                                    title as such. If a
                                                    corporation, please sign in
                                                    full corporate name by a
                                                    duly authorized officer. If
                                                    a partnership, please sign
                                                    in partnership name by
                                                    authorized person. Joint
                                                    owners must each sign
                                                    personally.
             PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY